Exhibit 99.1

Energy Transfer Partners Reports Quarterly Results for the Period Ended March 31st

DALLAS--(BUSINESS WIRE)--May 11, 2009--Energy Transfer Partners, L.P. (NYSE:ETP) today reported EBITDA, as adjusted, and net income for the quarter ended March 31, 2009. EBITDA, as adjusted, for the three months ended March 31, 2009 totaled $440.8 million, an increase of $0.3 million over the three months ended March 31, 2008. Net income for the three months ended March 31, 2009 totaled $307.2 million, a decrease of $21.2 million from the three months ended March 31, 2008. EBITDA, as adjusted, and net income for the three months ended March 31, 2009 included a $44.6 million non-cash lower of cost or market write-down of natural gas inventory.

ETP also announced that it will file its quarterly report on Form 10-Q for the three months ended March 31, 2009 with the Securities and Exchange Commission later today. ETP will post a copy of this Form 10-Q on its website at www.energytransfer.com.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service with another 500 miles under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except unit data) (unaudited)

	March 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$105,956	$91,902
Marketable securities	5,949	5,915
Accounts receivable, net of allowance for doubtful accounts	489,063	591,257
Accounts receivable from related companies	33,790	17,895
Inventories	144,607	272,348
Deposits paid to vendors	38,468	78,237
Exchanges receivable	23,900	45,209
Price risk management assets	3,170	5,423
Prepaid expenses and other current assets	56,429	75,215
Total current assets	901,332	1,183,401

PROPERTY, PLANT AND EQUIPMENT, net	8,432,979	8,296,085
ADVANCES TO AND INVESTMENTS IN AFFILIATES	129,840	10,110
GOODWILL	734,949	743,694
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	400,519	394,199

Total assets	$10,599,619	$10,627,489

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except unit data) (unaudited)

	March 31,	December 31,
	2009	2008
LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
Accounts payable	$ 309,601	$ 381,135
Accounts payable to related companies	18,543	34,547
Exchanges payable	28,152	54,636
Customer advances and deposits	55,699	106,679
Accrued wages and benefits	59,735	64,692
Accrued capital expenditures	84,908	153,230
Accrued and other current liabilities	113,943	108,604
Price risk management liabilities	46,203	94,978
Interest payable	83,644	106,259
Deferred income taxes	258	589
Current maturities of long-term debt	44,496	45,198

Total current liabilities	845,182	1,150,547

LONG-TERM DEBT, less current maturities	5,587,915	5,618,549
DEFERRED INCOME TAXES	108,523	100,597
OTHER NON-CURRENT LIABILITIES	14,540	14,727

COMMITMENTS AND CONTINGENCIES
	6,556,160	6,884,420

PARTNERS’ CAPITAL:
General Partner	167,595	161,159
Limited Partners:
Common Unitholders (159,011,459 and 152,102,471 units authorized, issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	3,884,835	3,578,997
Class E Unitholders (8,853,832 units authorized, issued and outstanding - held by subsidiary and reported as treasury units)	-	-
Accumulated other comprehensive income (loss)	(8,971)	2,913
Total partners’ capital	4,043,459	3,743,069

Total liabilities and partners’ capital	$ 10,599,619	$ 10,627,489

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per unit and unit data) (unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES:
Natural gas operations	$1,111,955	$2,007,847
Retail propane	487,907	598,138
Other	30,238	33,386
Total revenues	1,630,100	2,639,371

COSTS AND EXPENSES:
Cost of products sold - natural gas operations	732,113	1,577,268
Cost of products sold - retail propane	220,222	392,555
Cost of products sold - other	6,804	9,895
Operating expenses	181,773	178,970
Depreciation and amortization	72,603	58,828
Selling, general and administrative	55,732	48,369
Total costs and expenses	1,269,247	2,265,885

OPERATING INCOME	360,853	373,486

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(82,045)	(55,549)
Equity in earnings of affiliates	497	74
Loss on disposal of assets	(426)	(1,451)
Gains (losses) on non-hedged interest rate derivatives	13,726	(600)
Allowance for equity funds used during construction	20,427	9,888
Other, net	1,067	8,349

INCOME BEFORE INCOME TAX EXPENSE	314,099	334,197
Income tax expense	6,932	5,862

NET INCOME	307,167	328,335

GENERAL PARTNER'S INTEREST IN NET INCOME	90,290	74,364

LIMITED PARTNERS' INTEREST IN NET INCOME	$216,877	$253,971

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.37	$1.78	(1)

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	157,009,238	142,762,265

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.37	$1.77	(1)

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	157,390,400	143,197,800

(1) Basic and diluted net income per limited partner unit amounts for the three months ended March 31, 2008 have been restated to reflect the retrospective adoption of certain accounting principles on January 1, 2009. See our quarterly report on Form 10-Q for the three months ended March 31, 2009 for a more detailed discussion.

	Three Months Ended
	March 31,	March 31,
SUPPLEMENTAL INFORMATION:	2009	2008
(unaudited)

Net income reconciliation:
Net income	$307,167	$328,335
Depreciation and amortization	72,603	58,828
Interest expense	82,045	55,549
Income tax expense	6,932	5,862
Non-cash compensation expense	6,801	8,086
Interest income and other, net	(35,220)	(17,637)
Loss on disposal of assets	426	1,451
EBITDA, as adjusted (a)	$440,754	$440,474

	Three Months Ended
	March 31,	March 31,
VOLUMES:	2009	2008

Intrastate transportation and storage
Natural gas MMBtu/d - transported	13,623,212	9,521,181
Natural gas MMBtu/d - sold	1,351,600	1,696,912
Interstate transportation
Natural gas MMBtu/d - transported	1,747,560	1,619,358
Natural gas MMBtu/d - sold	20,600	11,084
Midstream
Natural gas MMBtu/d - sold	1,091,391	1,236,396
NGLs bbls/d - sold	40,218	32,124
Retail propane gallons (in thousands)	218,480	234,414

(a) The Partnership has disclosed in this press release EBITDA, as adjusted, which is a non-GAAP financial measure. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.

EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

REPORTABLE SEGMENTS (unaudited)
	Three Months Ended March 31,
Revenues:	2009	2008
Intrastate transportation and storage:
Revenues from external customers	$455,803	$965,661
Intersegment revenues	172,848	515,181
	628,651	1,480,842

Interstate transportation - revenues from external customers	61,349	55,416

Midstream:
Revenues from external customers	594,803	986,770
Intersegment revenues	36,829	258,993
	631,632	1,245,763

Retail propane and other retail propane related - revenues from external customers	515,912	625,715
All other - revenues from external customers	2,233	5,809
Eliminations	(209,677)	(774,174)
Total revenues	$1,630,100	$2,639,371

Cost of products sold:
Intrastate transportation and storage	$382,614	$1,200,473
Midstream	559,176	1,150,969
Retail propane and other retail propane related	225,105	397,730
All other	1,921	4,720
Eliminations	(209,677)	(774,174)
Total cost of products sold	$959,139	$1,979,718

Depreciation and amortization:
Intrastate transportation and storage	$25,033	$16,452
Interstate transportation	10,659	9,300
Midstream	16,510	13,846
Retail propane and other retail propane related	20,272	19,086
All other	129	144
Total depreciation and amortization	$72,603	$58,828

Operating income (loss):
Intrastate transportation and storage	$143,715	$187,848
Interstate transportation	28,195	29,226
Midstream	25,139	52,386
Retail propane and other retail propane related	164,069	106,955
All other	(766)	(5)
Selling general and administrative expenses not allocated to segments	501	(2,924)
Total operating income	$360,853	$373,486

Other items not allocated by segment:
Interest expense, net of interest capitalized	$(82,045)	$(55,549)
Equity in earnings of affiliates	497	74
Loss on disposal of assets	(426)	(1,451)
Gains (losses) on non-hedged interest rate derivatives	13,726	(600)
Allowance for equity funds used during construction	20,427	9,888
Other income, net	1,067	8,349
Income tax expense	(6,932)	(5,862)
	(53,686)	(45,151)
Net income	$307,167	$328,335

CONTACT:
Investor Relations:
Energy Transfer
Brent Ratliff, 214-981-0700
or
Media Relations:
Granado Communications Group
Vicki Granado, 214-504-2260
214-498-9272 (cell)